Exhibit 99.1

Contact Information:

TeamStaff, Inc. 300 Atrium Drive Somerset, NJ 08873 (732) 748-1700 T. Kent Smith, President & CEO	CCG Investor Relations 15300 Ventura Boulevard, Suite 303 Sherman Oaks, CA 91403 (818) 789 0100 Crocker Coulson President

TeamStaff Announces First Fiscal Quarter 2005 Financial Results

Somerset, NJ — February 14, 2005 — TeamStaff, Inc. (NASDAQ: TSTF), one of the nation's leading providers of healthcare staffing and specialty payroll services, today announced financial results for the quarter ended December 31, 2004. As a result of TeamStaff's sale of its Professional Employer Organization (PEO) segment, all results reported in this release have been reclassified to show PEO and certain related corporate expenses as discontinued operations.

TeamStaff's revenues from continuing operations for the three months ended December 31, 2004 were $10.2 million, which was comprised of $8.9 million from medical staffing services and $1.3 million from payroll services. This is compared to $9.7 million in the comparable quarter last year which was comprised of $8.4 million from medical staffing services and $1.3 million from payroll services. Revenues for the first quarter of fiscal 2005 include $1.6 million related to the acquisition of Nursing Innovations, which occurred on November 14, 2004.

Commenting on the state of the medical staffing industry, TeamStaff's President and CEO, T. Kent Smith, stated, "We are starting to see an increase in demand for travel nurses. Our acquisition of Nursing Innovations was timely and provides us with a great opportunity to capitalize on that return in demand. We continue to focus on additional travel nurse acquisitions so as to broaden our product offering, realize scale efficiencies, and better meet our clients' needs."

Mr. Smith went on to say, "We have yet to see a return in demand for our radiation therapy services. Hospitals' preference remains to use travelers as a last resort -- after first filling the needs themselves with signing bonuses, partnering with schools, paying for tuition, or joining purchasing associations. However, we still remain optimistic that allied will experience a pickup in demand similar to that experienced in our nursing segment. We believe that many of the business fundamentals —including a growing demand for healthcare services driven by demographic trends – will create a favorable long term growth environment for TeamStaff. And, since there are fewer supply constraints in allied as compared to nursing, filling orders in that segment should be much easier."

Gross profit was $2.6 million, or 25.4% of revenues, in the first quarter of fiscal 2005 as compared to $2.2 million, or 22.9% of revenues, in the first quarter of fiscal 2004. The increase in gross profit percentage relates predominantly to more prudent expense management in our medical staffing division.

Operating expenses were $3.1 million in the first quarter of fiscal 2005. This represents no increase from the first quarter of fiscal 2004 despite the $0.2 million of operating expenses absorbed by the acquisition of Nursing Innovations during the first quarter of fiscal 2005.

Loss from continuing operations was $0.4 million, or ($0.02) per share, compared to a loss of $0.5 million, or ($0.04) per share, in the same quarter of last year. Net loss, including discontinued

operations, was $0.6 million, or ($0.03) per share, compared to a net loss of $1.8 million, or ($0.12) per share, in the first quarter of last year. The net loss was affected by a $0.2 million, or ($0.01) per share, loss and $1.3 million, or ($0.08) per share, loss from discontinued operations in the first quarter of fiscal 2005 and fiscal 2004, respectively.

Business Outlook

The slower than expected rebound in demand for TeamStaff's allied healthcare staffing services coupled with difficulty in gauging the timing of the successful completion of complementary acquisitions, which are a significant part of TeamStaff's growth strategy, led TeamStaff to withdraw its prior fiscal year 2005 guidance. TeamStaff had previously estimated that its fiscal year 2005 revenues would be between $67 million and $70 million, net income from continuing operations would be between $0.6 million and $0.9 million with corresponding earnings per share of $0.03 to $0.05 per share.

Commenting on TeamStaff's decision, Mr. Smith stated, "While we continue to work on a number of initiatives to grow our business both organically and through acquisitions, we feel that the market for temporary healthcare personnel continues to be characterized by extraordinary change as it recovers from the downturn it experienced over the past few years.. The current relative unpredictability of the market, the delay in a return of the demand for our radiation therapy staffing services, the timing of execution on our acquisition strategy and other factors all compelled us to withdraw our prior guidance. At this point in time, we feel there are too many factors and uncertainties for us to provide an updated estimate of our full fiscal year results."

About TeamStaff, Inc.

Headquartered in Somerset, New Jersey, TeamStaff serves clients and their employees throughout the United States as a full-service provider of payroll and medical staffing solutions.

TeamStaff Rx provides medical allied health professionals and nurses to doctors' offices and medical facilities throughout the United States on a temporary or permanent basis and offers programs and services designed to assist medical facilities in managing their temporary staffing costs. DSi Payroll Services, TeamStaff's payroll processing division, provides customized payroll management and tax filing services to select industries, such as construction and general contracting.

For more information, visit the TeamStaff web site at www.teamstaff.com.

This press release contains "forward-looking statements" as defined by the Federal Securities Laws. TeamStaff's actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: (i) regulatory and tax developments; (ii) changes in direct costs and operating expenses; (iii) the estimated costs and effectiveness of capital projects and investments in technology infrastructure; (iv) ability to effectively implement its business strategies and operating efficiency initiatives, including, but not limited to, its business, acquisition and growth strategy for TeamStaff Rx; (v) ability to complete potential acquisitions and integrate them effectively; (vi) the effectiveness of sales and marketing efforts, including TeamStaff's marketing arrangements with other companies; (vii) ability to retain qualified management personnel; (viii) changes in the competitive environment in the temporary staffing and payroll processing industry, including competition for qualified temporary medical staffing personnel; (ix) the favorable or unfavorable development of workers' compensation claims covered under TeamStaff's workers' compensation programs; and (x) other one-time events and other important factors disclosed previously and from time to time in TeamStaff's filings with the U.S. Securities and Exchange Commission. These factors are described in further detail in TeamStaff's filings with the U.S. Securities and Exchange Commission. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.

(financial tables follow)

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	FOR THE THREE MONTHS ENDED
	December 31, 2004	December 31, 2003
REVENUES	$10,201	$9,738
DIRECT EXPENSES	7,612	7,508
Gross profit	2,589	2,230
OPERATING EXPENSES	3,134	3,074
DEPRECIATION AND AMORTIZATION	148	73
Loss from operations	(693)	(917)
OTHER INCOME (EXPENSE)
Interest income	20	5
Interest expense	(20)	(27)
Other Income	60	71
	60	49
Loss before tax	(633)	(868)
INCOME TAX BENEFIT	239	330
Loss from continuing operations	(394)	(538)
LOSS FROM DISCONTINUED OPERATIONS:
Loss from operations, net of tax benefit of $115 and $325 for quarters ended December 31, 2004 and 2003, respectively	(186)	(530)
Income (loss) from disposal, net of tax benefit of $0 and $483 for quarters ended December 31, 2004 and 2003, respectively	1	(779)
	(185)	(1,309)
Net loss	$(579)	$(1,847)
LOSS PER SHARE - BASIC & DILUTED
Loss from continuing operations	$(0.02)	$(0.04)
Loss from discontinued operations	(0.01)	(0.08)
Net loss	$(0.03)	$(0.12)
BASIC AVERAGE SHARES OUTSTANDING	17,040	15,714
DILUTED AVERAGE SHARES OUTSTANDING	17,040	15,714

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS)

	December 31, 2004	September 30, 2004
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,244	$3,060
Restricted cash	1,800	1,800
Accounts receivable, net of allowance for doubtful accounts of $56 and $39 at December 31, 2004 and September 30, 2004, respectively	4,562	3,013
Prepaid workers' compensation	1,000	1,000
Deferred tax asset	90	90
Other current assets	1,283	1,267
Total current assets	10,979	10,230
EQUIPMENT AND IMPROVEMENTS
Furniture and equipment	3,275	2,795
Computer equipment	468	367
Computer software	1,134	1,134
Leasehold improvements	220	210
	5,097	4,506
Accumulated depreciation and amortization	(3,737)	(3,589)
Equipment and improvements, net	1,360	917
DEFERRED TAX ASSET, net of current portion	17,066	16,723
TRADENAME	4,199	4,199
GOODWILL	3,375	1,710
OTHER ASSETS
Prepaid workers' compensation, net of current portion	3,377	3,341
Other assets	299	309
Total other assets	3,676	3,650
TOTAL ASSETS	40,655	37,429

Certain reclassifications have been made to prior years amounts to conform to the current year presentation

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS)

	December 31, 2004	September 30, 2004
	(unaudited)
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$187	$112
Accounts payable	834	731
Accrued payroll	804	782
Accrued pension liability	588	588
Accrued workers' compensation	1,626	1,626
Accrued expenses and other current liabilities	514	770
Total current liabilities	4,553	4,609
LONG-TERM DEBT, net of current portion	265	24
ACCRUED PENSION LIABILITY, net of current portion	625	840
LIABILITIES FROM DISCONTINUED OPERATIONS	766	963
Total liabilities	6,209	6,436
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
Preferred stock, $.10 par value; authorized 5,000 shares; 0 issued and outstanding	—	—
Common Stock, $.001 par value; authorized 40,000 shares; issued 18,113 and 15,721 at December 31, 2004 and September 30, 2004, respectively; outstanding 18,106 and 15,714 at December 31, 2004 and September 30, 2004, respectively	18	16
Additional paid-in capital	66,934	62,963
Retained (deficit) earnings	(32,229)	(31,651)
Accumulated comprehensive losses	(253)	(311)
Treasury Stock, 7 shares at cost at December 31, 2004 and September 30, 2004, respectively	(24)	(24)
Total shareholders' equity	34,446	30,993
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$40,655	$37,429

Certain reclassifications have been made to prior years amounts to conform to the current year presentation